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                                                                   EXHIBIT 10.23
                         CONTINGENT SEVERANCE AGREEMENT

     THIS CONTINGENT SEVERANCE AGREEMENT is dated as of March 11, 1997 by and between John R. Frock, an individual residing in Upper Gwynedd, Pennsylvania ("Executive") and Nobel Education Dynamics, Inc. (the "Company"), a Delaware corporation.

                                   Background

     Executive is currently Executive Vice President of the Company. The Company believes that retention of Executive is important to the continued growth and success of the Company. Accordingly, the Company desires to provide incentive to Executive to continue his employment with the Company and, to such end, desires to enter into this Agreement with Executive providing for payment of severance to Executive under certain circumstances.

     Now, Therefore, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                     Terms

1.   Severance Payment.

     1.1  Conditions of Payment.  The Company shall pay to Executive in cash the
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Severance Payment (defined below) on or before the date 20 days following the date of termination of Executive's employment ("Termination Date"), if Executive's employment terminates by reason of (a) the Company's termination of such employment without Cause (defined below) or (b) Executive's resignation from such employment following a Change of Control (defined below). Notwithstanding the foregoing, the Company shall not be required to pay the Severance Payment if it pays to Executive the Noncompete Payment (as such term is defined in the Noncompete Agreement dated March 11, 1997 between the Company and Executive).

     1.2  Amount of Payment.  The Severance Payment shall equal $85,000 if the
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Termination Date is prior to December 1, 1997, $170,000 if the Termination Date is on or after December 1, 1997 and on or before November 30, 1998, and $255,000 if the Termination Date is after November 30, 1998.

     1.3  Definition of "Cause".  For purposes of this Agreement, the term
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"Cause" shall mean that any one of the following:

          (a) Executive's habitual intoxication or drug addiction; or

          (b) the conviction by Executive of a felony or any crime involving fraud; or

          (c) habitual gross neglect by Executive of the duties reasonably assigned to him and consistent with his position as Executive Vice President of Corporate Development and the failure of Executive to cure the same within 30 days of receipt of notice from the Company specifying in reasonable detail the nature of Executive's conduct
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     1.4  Definition of "Change of Control".  For the purposes of this
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Agreement, the term "Change of Control" shall mean:

          (a) A. J. Clegg ceases to be both the Chief Executive Officer and a director of the Company; or

          (b) Executive ceases to be a director of the Company, and such cessation is not voluntary; or

          (c) any person (as such term is used in Section 13 of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations thereunder and including any "affiliate" or "associate" of such person (as such terms are defined in Rule 12b-2 under the Exchange Act), and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50 percent of the voting power entitled to be cast at elections for directors of the Company.

2.   Arbitration.

     2.1  Submission to Arbitration.  In the event of any dispute as to the
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obligation of Employer to pay the Severance Payment, the parties shall submit such dispute to be settled by arbitration before a panel of three arbitrators in Philadelphia, Pennsylvania, conducted in accordance with the rules of the American Arbitration Association ("AAA"). Cost of any arbitration shall be paid by the Company. A determination by a majority of the panel shall be binding upon and enforceable against each party. Judgment upon an award made as a result of any such arbitration proceeding may be entered in any court having competent jurisdiction.

     2.2  Selection of Arbitrators.  Employer and Executive shall each choose
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one arbitrator and the arbitrators selected by the parties shall then select the third arbitrator. If the arbitrators selected by the parties fail to select the third arbitrator within ten business days of notification of their appointment, the third arbitrator shall be selected by the AAA. The arbitrator designated by the party-appointed arbitrators shall be the Chairman of the arbitration panel. If an arbitrator dies, refuses to act, or becomes incapable, unfit, or incompetent to act before hearings are complete and an award is rendered, a successor arbitrator shall be selected according to the provisions set forth above governing the selection of the arbitrator being replaced.

3.   Miscellaneous.

     3.1  Independent of Other Severance.  Amounts payable hereunder are
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independent of, and shall not be reduced by, amounts payable under any other severance arrangements with the Company, including, without limitation, the Company's Executive Severance Pay Plan. (This Section 3.1 does not affect the effect of the second sentence of Section 1.1.)


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     3.2  Waiver of Breach.  The waiver by the Company of a breach of any
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provision of this Agreement by Executive shall not operate or be construed as a waiver of any other or subsequent breach by Executive of such or any other provision.

     3.3  Notices.  All notices and other communications required or permitted
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hereunder shall be in writing and shall be deemed to be properly given if transmitted by messenger, overnight courier service, first class certified mail (return receipt requested) or telecopy (which is confirmed), in each case postage or other charges prepaid, addressed to the other party at the address shown below. Any party may change such address by notice given in such manner. All notices shall be effective (i) if sent by messenger or overnight courier service, when delivered and (ii) if sent by mail, three days after posting.

          If to the Company:

               Nobel Education Dynamics, Inc.
               Rose Tree Corporate Center II
               1400 North Providence Road
               Suite 3055
               Attn: Chief Executive Officer

          If to Executive:

               Mr. John Frock
               216 Stefan Road
               North Wales, PA  19454

     3.4  Severability.  If any term or provision of this Agreement or the
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application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

     3.5  Governing Law.  The implementation and interpretation of this
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Agreement shall be governed by and enforced in accordance with the laws of the
Commonwealth of Pennsylvania.

     3.6  Binding Effect and Assignability.  The rights and obligations of both
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parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns, but shall not be assigned without the written consent of both parties.


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     3.7  Entire Agreement.  This instrument constitutes the entire agreement
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with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

     IN WITNESS WHEREOF, the undersigned have executed this agreement the date and year written above.

                              Nobel Education Dynamics, Inc.


                              By:_________________________
                                 A. J. Clegg
                                 Chairman, President and CEO

                              and



                              By:__________________________

                              Name:_______________________,
                                    for Compensation Committee



                              _____________________________
                              John R. Frock

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